      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1996

                                                      REGISTRATION NO. 33-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------


                             HARBINGER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             GEORGIA                                 58-1817306
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                Identification Number)

                           1055 LENOX PARK BOULEVARD
                               ATLANTA, GA  30319
                                 (404) 841-4334
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                          --------------------------


                             HARBINGER CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                                      AND
                             1996 STOCK OPTION PLAN
                             (Full title of Plans)



         MR. C. TYCHO HOWLE                              COPY TO:
        HARBINGER CORPORATION                     OBY T. BREWER III, ESQ.
      1055 LENOX PARK BOULEVARD              MORRIS, MANNING & MARTIN, L.L.P.
         ATLANTA, GA  30319                    1600 ATLANTA FINANCIAL CENTER
           (404) 841-4334                        3343 PEACHTREE ROAD, N.E.
 (Name, address, including zip code,              ATLANTA, GEORGIA 30326
and telephone number, including area                  (404) 233-7000
     code, of agent for service)

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                            Proposed Maximum      Proposed Maximum      Amount of
                                      Amount to be          Offering Price Per    Aggregate Offering    Registration Fee
Title of Securities to be Registered  Registered (1)        Share (2)             Price (2)             (2)
- -------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.0001 PAR VALUE PER
SHARE                                 2,888,112 SHARES            $21.50              $62,094,408        $21,411.86
=========================================================================================================================

- ------------------------

        (1) Represents 150,000 shares of Common Stock to be issued and sold by Registrant under the Harbinger Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") and 2,738,112 shares of Common Stock to be issued and sold by Registrant under the Harbinger Corporation 1996 Stock Option Plan (the "Stock Option Plan") (the Stock Purchase Plan and Stock Option Plan are collectively referred to herein as the "Plans").

        (2) The offering price for such shares is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the Registrant's Common Stock as reported by the Nasdaq National Market on May 2, 1996, a date within 5 business days prior to the filing of this Registration Statement.



================================================================================

       Exhibit Index appears on Page 7 of 10 sequentially numbered pages.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of the registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (i) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (ii) the Company's effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (2) All other reports filed pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above.

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under the Plans have been sold or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

     Any statement contained in any document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed, accepted so modified or superseded, to constitute a part of the Prospectus.


ITEM 4.          DESCRIPTION OF SECURITIES.

         A description of the Registrant's Common Stock is incorporated by reference under Item 3.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.


     Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia.
Members of Morris, Manning & Martin, L.L.P. hold an aggregate of 4,000 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14-2-851 and Section 14-2-857 of the Georgia Business Corporation Code provide that a corporation may indemnify its directors and officers against certain civil and criminal liabilities. Directors and officers may be indemnified against such liabilities if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against liability incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any right provided by any by-law, agreement, vote of shareholder or disinterested directors or otherwise.

     Section 4.1 of the Registrant's Amended and Restated Articles of Incorporation and Article IX of its Amended and Restated Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the Georgia Business Corporation Code. Pursuant to these provisions, the directors and officers of the Registrant will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant. The Registrant will provide advances for expenses incurred in defending any such action, suit or proceeding upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct required for indemnification and an undertaking by or on behalf of such officer or director to repay such advances, if it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

ITEM 8. EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:



Exhibit No.                               Description
- -----------                               -----------

4.1          Amended and Restated Articles of Incorporation of Harbinger
             Corporation (Incorporated by reference to Exhibits 3.1, 3.2 and 3.3 to the Company's Annual Report on Form 10-K for the year ended
             December 31, 1995)

4.2 Amended and Restated Bylaws of Harbinger Corporation (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form
             10-K for the year ended December 31, 1995)

5 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

23.1         Consent of Arthur Andersen LLP

23.2         Consent of KPMG Peat Marwick LLP

23.3         Consent of Counsel (included in Exhibit 5)

24           Power of Attorney (included at Page 6 of this Registration Statement)

ITEM 9. UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any
                    facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information
                    with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statements;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 6th day of May, 1996.

                                        HARBINGER CORPORATION


                                        By: /s/ C. Tycho Howle
                                            ---------------------------------
                                             C. Tycho Howle
                                             Chairman of the Board and Chief
                                             Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints C. Tycho Howle and/or Joel G. Katz, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ C. Tycho Howle     Chairman of the Board of Directors          May 6, 1996
- ---------------------  and Chief Executive Officer
C. Tycho Howle         (Principal Executive Officer)


 /s/ David T. Leach    President, Chief Operating Officer          May 6, 1996
 --------------------  and Director
 David T. Leach


 /s/ Joel G. Katz      Vice President - Finance and Secretary      May 6, 1996
 --------------------  (Principal Financial Officer and Principal
 Joel G. Katz          Accounting Officer)

 /s/ Donald L. House   Director                                    May 6, 1996
 --------------------
 Donald L. House


 /s/ William D. Savoy  Director                                    May 6, 1996
 --------------------
 William D. Savoy


 /s/ William B. King   Director                                    May 6, 1996
 --------------------
 William B. King


 /s/ Stuart L. Bell    Director                                    May 6, 1996
 --------------------
 Stuart L. Bell


 /s/ Roger E. Covey    Director                                    May 6, 1996
 --------------------
Roger E. Covey

                                      -6-

                                 EXHIBIT INDEX


     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit No.  Description                                 Sequential Page Number
- -----------  -----------                                 ----------------------

    4.1      Amended and Restated Articles of
             Incorporation of Harbinger Corporation
             (Incorporated by reference to Exhibits
             3.1, 3.2 and 3.3 to the Company's Report
             on Form 10-K for the year ended December
             31, 1995)                                    ..............N/A

    4.2      Amended and Restated Bylaws of Harbinger
             Corporation (Incorporated by reference to
             Exhibit 3.4 to the Company's Report on
             Form 10-K for the year ended December 31,
             1995)                                        ..............N/A

    5        Opinion of Morris, Manning & Martin,
             L.L.P. as to the legality of the
             securities being registered                  ................8

   23.1      Consent of Arthur Andersen LLP               ................9

   23.2      Consent of KPMG Peat Marwick LLP             ...............10

   23.3      Consent of Counsel (included in Exhibit 5)   ..............N/A

   24        Power of Attorney (included at Page 6 of
             this Registration Statement)                 ..............N/A


                                      -7-